QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-173555 on Form S-1 of our report dated April 15, 2011 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt regarding the Company's ability to continue as a going concern), relating to the consolidated financial statements of Lucid, Inc. and subsidiary appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading of "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Rochester, New York
July 29, 2011

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM